CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees of the
Allianz Variable Insurance Products Trust:

We consent to the incorporation by reference of our report dated February 28, 2008 relating to the December 31, 2007 financial statements and financial highlights of the AZL LMP Large Cap Growth Fund, AZL Legg Mason Growth Fund, AZL OCC Value Fund and AZL Davis NY Venture Fund, included in this Registration Statement on Form N-14 under the Securities Act of 1933. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus.



/s/ KPMG LLP

Columbus, Ohio
September 12, 2008